UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008 (December 22, 2008)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1: SECOND AMENDMENT

Item 1.01. Entry into a Material Definitive Agreement.
On December 22, 2008, Coffeyville Resources LLC (the “Company”), a wholly-owned subsidiary of CVR Energy, Inc., entered into the Second Amendment to Second Amended and Restated Credit and Guaranty Agreement (the “Amendment”), which amended the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006 (as amended, the “Credit Agreement”). The Amendment amends the definition of “Consolidated Adjusted EBITDA” in the Credit Agreement to add a FIFO Adjustment, which applies for the year ending December 31, 2008 through the quarter ending September 30, 2009. This FIFO Adjustment will be used for the purpose of testing compliance with the financial covenants under the Credit Agreement until the quarter ending June 30, 2010. The FIFO Adjustment equals (1) the Company’s hydrocarbon inventory volume at the beginning of the period, multiplied by (2) an amount equal to (a) the value of the inventory at the end of the period less (b) the value of the inventory at the beginning of the period. The Company sought and obtained the Amendment due to the dramatic decrease in the price of crude oil over the last few months and the effect that such crude oil price decrease would have had on the measurement of the financial ratios under the Credit Agreement. As part of the Amendment, the Company’s interest rate margin will increase by 2.50% and LIBOR and the base rate have been set at a minimum of 3.25% and 4.25%, respectively. In addition, as a result of the Amendment, the Company will be subject to more restrictive requirements. In particular, the Company will be subject to more stringent obligations under certain circumstances to make mandatory prepayments of loans under the Agreement. The Amendment, among other things, (1) increases the percentage of excess cash flow during any fiscal year that must be used to prepay the loans, (2) requires the Company to prepay the loans with 100% of net proceeds from asset sales and any future initial public offering of Coffeyville Nitrogen Fertilizers, Inc. and (3) eliminates a basket which enabled the Company to pay dividends of up to $35.0 million per year.
The foregoing is a summary of the terms of the Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Credit and Guaranty Agreement attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, File No. 333-137588 (the “Registration Statement”), the First Amendment to Second Amended and Restated Credit and Guaranty Agreement, dated August 23, 2007, attached as Exhibit 10.1.1 to the Registration Statement and the Amendment attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.
Affiliates of Goldman, Sachs & Co. are significant shareholders of the Company. Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is a joint lead arranger and joint bookrunner under the Credit Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being filed as part of this Current Report on Form 8-K:
10.1	Second Amendment, dated as of December 22, 2008, to Second Amended and Restated Credit and Guaranty Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 23, 2008

CVR ENERGY, INC.
By:	/s/ James T. Rens
James T. Rens
Chief Financial Officer and Treasurer